Exhibit 23.1
     CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated February 28, 2008 relating to the financial statements of Town Sports International Holdings, Inc. and the effectiveness of internal control over financial reporting, which appears in Town Sports International Holdings, Inc.’s Annual Report on Form 10-K for the fiscal year ended December 31, 2007.
/s/PricewaterhouseCoopers LLP
New York, NY
June 24, 2008